SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VALE S.A.	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL	CAYMAN ISLANDS
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

Avenida das Américas, No. 700 — Bloco 8, Sala 318

22640-100 Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.         ☐

Securities Act registration statement file numbers to which this form relates: 333-207181 and 333-207181-01

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.875% Guaranteed Notes due 2021	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.   Description of Registrants’ Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Debt Securities” on pages 8 through 21 of the Prospectus dated September 29, 2015 included in the Registration Statement on Form F-3 of Vale Overseas Limited (the “Company”) and Vale S.A. (the “Guarantor”) (Registration Nos. 333-207181 and 333-207181-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-7 through S-9 and S-12 through S-20, respectively, of the related Prospectus Supplement, dated June 7, 2016.

Item 2.   Exhibits.

99(A).  Prospectus dated September 29, 2015, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on September 29, 2015 (Registration Nos. 333-207181 and 333-207181-01).

99(B).  Prospectus Supplement dated June 7, 2016, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on June 8, 2016.

99(C).  Amended and Restated Indenture dated September 29, 2015, among the Company, the Guarantor and The Bank of New York Mellon (as successor to The Bank of New York), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on September 29, 2015 (Registration Nos. 333-207181 and 333-207181-01).

99(D).  First Supplemental Indenture dated June 10, 2016, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on June 10, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

VALE S.A.
(Registrant)

	By:	/s/ Luciana Ribeiro da Costa Werner
Name: Luciana Ribeiro da Costa Werner
Title: Attorney-in-Fact

	By:	/s/ Enio Stein
Name: Enio Stein
Title: Attorney-in-Fact

VALE OVERSEAS LIMITED
(Registrant)

	By:	/s/ Juan Franco Merlini
Name: Juan Franco Merlini
Title: Director

	By:	/s/ Marcio Felipe Aigner
Name: Marcio Felipe Aigner
Title: Attorney-in-Fact

Date: June 10, 2016

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A)

Prospectus dated September 29, 2015, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on September 29, 2015 (Registration Nos. 333-207181 and 333-207181-01).

99(B)	Prospectus Supplement dated June 7, 2016, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on June 8, 2016.

99(C)

Amended and Restated Indenture dated September 29, 2015, among the Company, the Guarantor and The Bank of New York Mellon (as successor to The Bank of New York), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on September 29, 2015 (Registration Nos. 333-207181 and 333-207181-01).

99(D)

First Supplemental Indenture dated June 10, 2016, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on June 10, 2016.